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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Information Resources, Inc. 401(k) Retirement Savings Plan and Trust of our report dated February 12, 1997, with respect to the consolidated financial statements and schedule of Information Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Chicago, Illinois
March 25, 1997